                                                                  EXHIBIT (g)(6)

                         AMENDED AND RESTATED EXHIBIT A
                              WITH RESPECT TO THE
                 CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT
                DATED NOVEMBER 1, 2001 AND AMENDED MARCH 1, 2002
                             BETWEEN THE FUNDS AND
                      STATE STREET BANK AND TRUST COMPANY
                       EFFECTIVE AS OF NOVEMBER 22, 2002

                                 LIST OF FUNDS

               ENTITY NAME                                                      JURISDICTION
------------------------------------                                     ----------------------------


----------------------
* This Amended Exhibit A will be effective with respect to each Fund upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.

               ENTITY NAME                                                      JURISDICTION
------------------------------------                                     ----------------------------
ING PRIME RATE TRUST                                                     Delaware Business Trust
ING SENIOR INCOME FUND                                                   Massachusetts Business Trust



Last Approved: 11/22/02